As filed with the Securities and Exchange Commission on November 2, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

GigaBeam Corporation
(Exact name of Registrant as specified in its charter)

Delaware	20-0607757
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

470 Springpark Place, Suite 900 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

GigaBeam Corporation 2004 Stock Option Plan, as amended; GigaBeam Corporation 2006 Stock Option Plan; and
Non-Plan Options Issued to Employees
(Full title of the plan)

Louis S. Slaughter, Chairman of the Board and Chief Executive Officer
GigaBeam Corporation
470 Springpark Place, Suite 900
            Herndon, VA 20170
(Name and address of agent for service)

(571) 283-6200
(Telephone number, including area code, of agent for service)

Copy to:
Robert J. Mittman, Esq.
Ethan Seer, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, New York 10174

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(6)	Amount of Registration Fee
Common stock, $.001 par value per share	34,000 (2)	$13.80	$469,200	$50.21
Common stock, $.001 par value per share	544,250(3)	$12.03	$6,547,327.50	$700.57
Common stock, $.001 par value per share	21,300(4)	$5.75	$122,475	$13.11
Common stock, $.001 par value per share	1,684,450(5)	$6.43	$10,831,013.50	$1,158.92
			$17,970,016	$1,922.81

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions (i) of the stock options granted or to be granted by the Registrant under its 2004 Stock Option Plan, as amended and its 2006 Stock Option Plan and (ii) contained in the non-plan options to purchase 34,000 shares of the Registrant’s common stock granted to employees.

(2)	Represents 34,000 shares of common stock subject to non-plan options granted to certain employees.

(3)
Represents 544,250 shares of common stock issuable upon exercise of options previously granted under the Registrant’s 2004 Stock Option Plan pursuant to an (the “Amendment”) approved by the Registrant’s stockholders on June 23, 2006, at the exercise price of $12.03. The Amendment increased the shares of common stock subject to options granted under the 2004 Stock Option Plan by 750,000 shares.

(4)	Represents 21,300 shares of common stock issuable upon options granted under the Registrant’s 2004 Stock Option Plan pursuant to the Amendment at the exercise price of $5.75.

(5)
Represents 184,450 shares issuable upon exercise of options reserved for issuance under the Registrant’s 2004 Stock Option Plan and the 1,500,000 shares reserved for issuance under the Registrant’s 2006 Stock Option Plan that was approved by the stockholders of the Company on June 23, 2006, on the basis of the average of the high and low prices for the common stock as quoted on the Nasdaq Capital Market on October 31, 2006.

(6)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon (a) as to the 544,250 shares of common stock issuable upon exercise of options previously granted under the Registrant’s 2004 Stock Option Plan subject to the Amendment at the exercise price of $12.03, (b) as to 21,300 shares of common stock issuable upon options granted under the Registrant’s 2004 Stock Option Plan at the exercise price of $5.75, (c) as to 34,000 shares of common stock issuable upon exercise of non-plan options issued to employees upon prices at which such options may be exercised and (d) as to the remaining 184,450 shares issuable upon exercise of options reserved for issuance under the Registrant’s 2004 Stock Option Plan and the 1,500,000 shares reserved for issuance under the Registrant’s 2006 Stock Option Plan, on the basis of the average of the high and low prices for the common stock as quoted on the Nasdaq Capital Market on October 31, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee
 Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2005;

2.	Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006;

3.	Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006;

4.	Current Report on Form 8-K filed with the SEC on January 5, 2006;

5.	Current Report on Form 8-K filed with the SEC on January 11, 2006;

6.	Current Report on Form 8-K filed with the SEC on February 6, 2006;

7.	Current Report on Form 8-K filed with the SEC on February 9, 2006;

8.	Current Report on Form 8-K filed with the SEC on March 24, 2006;

9.	Current Report on Form 8-K filed with the SEC on June 29, 2006;

10.	Current Report on Form 8-K filed with the SEC on August 4, 2006;

11.	Current Report on Form 8-K filed with the SEC on August 21, 2006;

12.	Current Report on Form 8-K filed with the SEC on August 22, 2006;

13.	Current Report on Form 8-K filed with the SEC on October 2, 2006; and

14.
The description of the Registrant's common stock contained in its Registration Statement on Form 8-A, together with any amendment or report filed by the Registrant with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

(4)	for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation provides that it shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom the Registrant may indemnify under Delaware law and contains provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

The Registrant’s amended and restated certificate of incorporation further provides that:

•	the Registrant is required to indemnify its directors and officers, subject to very limited exceptions;

•	the Registrant may indemnify other persons, subject to very limited exceptions; and

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding, subject to very limited exceptions.

The Registrant has obtained an insurance policy providing for indemnification of its officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

5	Opinion of Blank Rome LLP

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

The undersigned Registrant (small business issuer) hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Virginia, on this 31st day of October, 2006.

GigaBeam Corporation

By:	//s/ Louis S. Slaughter
Louis S. Slaughter
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below authorizes each of Louis S. Slaughter and Leighton J. Stephenson, or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Louis S. Slaughter Louis S. Slaughter	Chairman of the Board, Chief Executive Officer and Treasurer (Principal Executive Officer)	October 31, 2006

/s/ Douglas G. Lockie Douglas G. Lockie	Director, President and Chief Technology Officer	October 31, 2006

/s/ Leighton J. Stephenson Leighton J. Stephenson	Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer)	October 31, 2006

/s/ David A. Buckel David A. Buckel	Director	October 31, 2006

/s/ Richard D. Fiorentino Richard D. Fiorentino	Director	October 31, 2006

/s/ General Merrill A. McPeak General Merrill A. McPeak	Director	October 31, 2006

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